News Release Patrick Industries, Inc. Announces Increase to Regular Quarterly Cash Dividend ELKHART, IN – November 12, 2021 - Patrick Industries, Inc. (NASDAQ: PATK) (the “Company”) today announced that on November 11, 2021, its Board of Directors (the “Board”) approved an increase in the amount of its quarterly cash dividend on its common stock to $0.33 per share from $0.28 per share. The dividend is payable on December 13, 2021, to shareholders of record at the close of business on November 29, 2021. “The dividend increase reflects the continued confidence of both management and the Board in the Company’s disciplined capital allocation strategy and strong financial position, and represents our ongoing commitment to returning capital to our shareholders,” said Andy Nemeth, Chief Executive Officer of Patrick. About Patrick Industries, Inc. Patrick Industries (NASDAQ: PATK) is a leading component solutions provider for the RV, marine, manufactured housing and various industrial markets – including single and multi-family housing, hospitality, institutional and commercial markets. Founded in 1959, Patrick is based in Elkhart, Indiana, with over 11,000 employees and 160 businesses across the United States. Cautionary Statement Regarding Forward-Looking Statements This press release contains certain statements related to future results, our intentions, beliefs and expectations or predictions for the future, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any projections of financial performance or statements concerning expectations as to future developments should not be construed in any manner as a guarantee that such results or developments will, in fact, occur. There can be no assurance that any forward-looking statement will be realized or that actual results will not be significantly different from that set forth in such forward-looking statement. Information about certain risks that could affect our business and cause actual results to differ from those expressed or implied in the forward-looking statements are contained in the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2020, and in the Company's Forms 10-Q for subsequent quarterly periods, which are filed with the Securities and Exchange Commission ("SEC") and are available on the SEC's website at www.sec.gov. In addition, future dividends are subject to Board approval. Each forward-looking statement speaks only as of the date of this press release, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances occurring after the date on which it is made. Contact: Julie Ann Kotowski Investor Relations 574.294.7511 kotowskj@patrickind.com